UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23461 South Pointe Drive, Suite 390

Laguna Hills, CA 92653

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

Item 8.01    Other Events.

On March 18, 2025, Eyenovia, Inc. (“Eyenovia”) entered into a non-binding letter of intent (the “Letter of Intent”) with Betaliq, Inc. (“Betaliq”), a Delaware corporation, relating to a proposed business combination between Eyenovia and Betaliq. Betaliq is a clinical stage pharmaceutical company with a therapeutic focus on Glaucoma, founded in 2018 through a collaboration with Novaliq GmbH.

The parties currently contemplate a reverse merger structure, pursuant to which (i) a newly-formed, wholly-owned subsidiary of Eyenovia would merge with and into Betaliq, with Betaliq as the surviving corporation and a wholly-owned subsidiary of Eyenovia, and (ii) Betaliq would then immediately merge with and into a second newly-formed wholly-owned subsidiary of Eyenovia (the “Second Merger Sub”), with the Second Merger Sub as the surviving corporation.

In connection with the closing of the transaction, Eyenovia expects to change its name to “Betaliq, Inc.” or such other name as determined by Betaliq and change its trading symbol as determined by Betaliq.

As contemplated by the Letter of Intent, Betaliq stockholders would receive (a) shares of Eyenovia common stock (“Eyenovia Common Stock”) and (b) securities convertible into Eyenovia Common Stock in exchange for their shares of Betaliq capital stock (“Betaliq Capital Stock”) based on the Exchange Ratio (defined below). Outstanding equity awards, convertible notes, warrants, and any other equity interests or instruments convertible into Betaliq Capital Stock (“Betaliq Stock Rights”) would be assumed by Eyenovia and become the equity awards, convertible notes, warrants, and any other equity interests or instruments convertible into equity interests of Eyenovia, as applicable, based on the Exchange Ratio in a manner mutually agreeable to Betaliq and Eyenovia.

Outstanding equity awards of Eyenovia would remain outstanding in accordance with their own terms, except to the extent otherwise required in accordance with their own express terms. Outstanding warrants of Eyenovia would be treated in a manner mutually agreed by Betaliq and Eyenovia.

As contemplated by the Letter of Intent, the conversion of the Betaliq Capital Stock and Betaliq Stock Rights would be effected pursuant to an exchange ratio (the “Exchange Ratio”) intended to result in the following approximate aggregate post-closing percentage ownership: (i) the equity holders of Betaliq immediately prior to the closing (including all Betaliq Stock Rights) would own approximately 83.7% of the equity of the combined company on a fully diluted basis, and (ii) the equity holders of Eyenovia immediately prior to the closing (including outstanding equity awards, convertible notes, warrants, and any other securities or instruments convertible into or exercisable for equity interests of Eyenovia) would own approximately 16.3% of the equity of the combined company on a fully diluted basis. These ownership percentages assume a valuation of approximately $77 million for Betaliq and approximately $15 million for Eyenovia, Eyenovia “net cash” (which will include, among other things, unrestricted current assets in the form of cash and cash equivalents as of the closing minus current liabilities and all expenses related to the proposed transaction as of the closing) of zero at closing, and the inclusion of Optejet and related Eyenovia assets, and are subject to adjustment as described in the Letter of Intent.

Following the closing of the business combination, the combined company’s board of directors will be comprised of members to be mutually agreed upon by the parties. Assuming signing and closing of the definitive agreement occurs, stockholder approval of the issuance of Eyenovia securities in excess of limits imposed by Nasdaq listing rules to the former Betaliq stockholders will be sought at a meeting to take place following the closing.

The parties intend to negotiate a definitive business combination agreement consistent with the Letter of Intent as well as other terms and conditions typical for transactions of this nature. During the binding exclusivity period set forth in the Letter of Intent, which ends on May 16, 2025 but is subject to extension, the parties have agreed not to solicit or encourage submission of, or participate in discussions or enter into any agreement regarding any other acquisition proposal.

Conditions to consummation of the transaction include satisfactory completion of due diligence by the parties, execution of a definitive business combination agreement, approval by the boards of directors of the parties, and satisfaction of other customary conditions to closing for transactions of this type.

On March 20, 2025, Eyenovia issued a press release announcing that it had entered into the non-binding Letter of Intent with Betaliq regarding a business combination. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

As of December 31, 2024, Eyenovia had approximately $2.1 million in cash.

The Company is also updating its disclosures to add the following risk factors:

Risks Related to the Proposed Business Combination between Eyenovia and Betaliq

The proposed business combination may not be consummated on the terms described in the non-binding Letter of Intent or at all.

On March 18, 2025, Eyenovia entered into a non-binding letter of intent (the “Letter of Intent”) with Betaliq, Inc. (“Betaliq”), a privately-held company, relating to a proposed business combination between Eyenovia and Betaliq. Although Eyenovia anticipates entering into and closing a definitive business combination agreement in the second quarter of 2025, no assurance can be given that Eyenovia will be able to do so within that timeframe or at all. Execution of a definitive business combination agreement with Betaliq is subject to a number of conditions in the Letter of Intent, including satisfactory completion of due diligence by each party, which due diligence has not been completed as of the date of this report, as well as successful negotiation of the terms and conditions of the business combination agreement. In addition, even if Eyenovia were to negotiate and enter into the definitive business combination agreement, there is no assurance that the proposed business combination would be consummated on the terms described in the Letter of Intent, or at all.

Failure to enter into a definitive business combination agreement or consummate the proposed business combination could negatively affect Eyenovia’s business, future business and financial results.

The terms of a definitive business combination agreement are subject to negotiation, and Eyenovia cannot guarantee that the parties will be able to reach acceptable terms. Execution of the definitive business combination agreement is subject to various conditions in the Letter of Intent, including satisfactory completion of due diligence by each party. In the event the parties are unable to negotiate a definitive business combination agreement or consummate the proposed business combination, it will have a material adverse effect on Eyenovia’s business, financial condition, and results of operations, including the following:

•	Incurring costs related to the negotiation of the business combination agreement, such as legal, accounting, and financial advisory fees;
•	Declines in the market price of Eyenovia Common Stock to the extent that such market price reflects an assumption that the business combination would be consummated;
•	The diversion of management’s attention from day-to-day business operations and the potential disruption to each company’s employees and other personnel and business relationships during the period the definitive business combination agreement is being negotiated and stockholder approval is being solicited; and
•	The potential for litigation related to the proposed business combination.

Even if the parties are able to enter into a definitive business combination agreement, Eyenovia cannot guarantee that the terms will be as described in the Letter of Intent or that the closing conditions set forth in such business combination agreement, including obtaining the requisite stockholder approval and listing the combined company’s shares on Nasdaq, will be satisfied. If Eyenovia is unable to satisfy its closing conditions, or if other mutual closing conditions are not satisfied, Betaliq will not be obligated to complete the business combination.

If the business combination is not completed, Eyenovia’s board of directors would need to evaluate other available strategic alternatives, which alternatives may not be as favorable to Eyenovia stockholders as the business combination or available at all and could include winding down its operations, which may result in a total loss of stockholders’ investment.

Eyenovia and Betaliq will be subject to various uncertainties while the proposed business combination is pending that could adversely affect the anticipated benefits of the business combination.

Uncertainty about the effect of the proposed business combination on counterparties to contracts, employees, consultants, and other parties may have an adverse effect on Eyenovia and Betaliq. These uncertainties could cause contract counterparties and others who deal with Eyenovia or Betaliq to seek to change existing business relationships and may impair the ability of Eyenovia and Betaliq to attract, retain, and motivate key personnel until the business combination is completed and for a period of time thereafter. Retention and recruitment of employees and consultants may be particularly challenging prior to the completion of the business combination. Eyenovia employees and consultants, and the employees and consultants and prospective employees and consultants of Betaliq, may experience uncertainty about their future roles following the business combination.

The negotiations to enter into a definitive business combination agreement, pursuit of the business combination, and the preparation for the combination of the two companies may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the negotiations, transition, and integration process could affect each party’s business and limit them from pursuing attractive business opportunities and making other changes to their business prior to the entry into a definitive business combination agreement and/or completion of the business combination.

Eyenovia expects to incur substantial transaction costs in connection with the proposed business combination.

Eyenovia expects to incur a significant amount of non-recurring expenses in connection with the proposed business combination, including legal, accounting, financial advisory, consulting, printing, mailing, and other expenses. In general, these expenses are payable by Eyenovia whether or not the business combination is completed. Additional unanticipated costs may be incurred following consummation of the business combination.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate,” or other comparable terms. All statements other than statements of historical facts included in this report are forward-looking statements. Forward-looking statements include, but are not limited to, the negotiation, entry into, and anticipated terms and conditions of, a definitive business combination agreement; expectations regarding the board of directors and management of the combined company; the assumed valuations of Eyenovia and Betaliq; the anticipated ownership percentages and value to Eyenovia and Betaliq stockholders upon closing; the anticipated terms and conditions to the closing of the business combination; and the risks of the proposed business combination not being consummated. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the control of Eyenovia and Betaliq.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: the satisfactory completion of the parties’ respective due diligence; the ability of the parties to successfully negotiate and enter into a definitive business combination agreement and the actual terms thereof; termination of the Letter of Intent or its exclusivity; Eyenovia’s capital requirements and cash runway; the parties’ ability to satisfy the conditions to closing of the business combination to be contained in a definitive business combination agreement; the risk that any definitive business combination agreement is terminated after it is entered into but before closing; changes in assumptions underlying the terms of the Letter of Intent, including the parties’ respective businesses and finances; market acceptance of the combined company; risks associated with the business of the combined company; the risk that Eyenovia’s Common Stock may be delisted from Nasdaq; general economic, financial, legal, political, and business conditions; and other risks and uncertainties including those set forth in Eyenovia’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date hereof, and the parties disclaim any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EYENOVIA, INC.

By:	/s/ Michael Rowe
Name:	Michael Rowe
Title:	Chief Executive Officer

Dated: March 20, 2025